ST. QUINTIN HOLDINGS
                               LIMITED
                               RULES OF THE
                               ST. QUINTIN HOLDINGS
                               LIMITED 1999
                               UNAPPROVED SHARE
                               OPTION SCHEME

















FINAL VERSION OF 3 FEBRUARY 1999

AS ADOPTED BY THE COMPANY ON 4 FEBRUARY 1999

      ABC

      BDO Stoy Hayward

      Benefit Consulting



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                          ST. QUINTIN HOLDINGS LIMITED
                    RULES OF THE ST. QUINTIN HOLDINGS LIMITED

                       1999 UNAPPROVED SHARE OPTION SCHEME

                                    I N D E X


Rule                                                                     Page


1.    Definitions and Interpretation.......................................3

2.    Grant of Options.....................................................5

3.    Option Certificates..................................................6

4.    Conditions of exercise...............................................7

5.    Individual limits....................................................8

6.    Scheme limits........................................................8

7.    Rights of exercise of Options........................................9

8.    Exercise of Options.................................................12

9.    Change of Control...................................................13

10.   Variation of share capital..........................................13

11.   Administration......................................................15

12.   Amendments..........................................................16

13.   General.............................................................17



Section Appendix  Option Certificate
                  Option Certificate Appendix
                  Exercise Notice



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                    RULES OF THE ST. QUINTIN HOLDINGS LIMITED
                       1999 UNAPPROVED SHARE OPTION SCHEME

1.    Definitions and Interpretation

      In this Scheme, the following words and expressions shall, where the context so permits, have the following meanings:-

1.1   Definitions

      "Acquisition Price"

      the price at which each Share subject to an Option may be acquired on the exercise of that Option, being (subject to Rule 10):-

            (a) Prior to Listing, an amount determined by the Remuneration Committee in its absolute discretion but, if the Shares are to be subscribed, not less than the nominal value of a Share;

            (b) Following Listing, the Market Value of a Share on the relevant Date of Grant, but, if the Shares are to be subscribed, not less than the nominal value of a Share;

      "Act"

      the Income and Corporation Taxes Act 1988;

      "Associated Company"

      the meaning given by section 416 of the Act;

      "Auditors"

      the auditors for the time being of the Company (acting as experts, not as arbitrators);


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      "the Company"

      St. Quintin Holdings Limited registered in England under no.3697017;

      "Company Acquisition"

      any transaction whereby not less than 75% of the equity share capital of the Company is sold to a purchaser, who shall hereinafter be referred to as "the Holding Company";

      "Control"

      has the meaning given by section 840 of the Act;

      "Date of Grant"

      in relation to any Option, the date on which the Option is, was or is to be granted;

      Dealing  Day"

      a day on which the London Stock Exchange is open for business;

      "Eligible  Employee"

      any Qualifying Employee or Full-time Director of a Participating Company and for the purposes of this definition "Full-time Director" means a director of a Participating Company who is required to devote substantially all of his time, but in any event not less than 25 hours per week (excluding meal breaks), to his duties and "Qualifying Employee" means any employee of a Participating Company who is not a director of a Participating Company;

      "Exercise Notice"

      the notice given to the Company by an Optionholder in order to exercise an Option, being in such form (not inconsistent with the provisions of the Scheme) as the Remuneration Committee may from time to time determine.


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      "the Group"

      the Company and its Subsidiaries and the Holding Company (if any) and its Subsidiaries and "member of the Group" shall be construed accordingly;

      "Listing"

      the admission of all or any of the ordinary share capital of the Company (or its Holding Company) to the Official List of the London Stock Exchange or the grant of permission for the same to be traded on the Alternative Investment Market ("AIM") of the London Stock Exchange or the admission of the same to, or the grant of permission by any like authority for the same to be traded on, a recognized stock exchange (within the meaning given to that term by section 841 of the Act);

      "London Stock Exchange"

      London Stock  Exchange  Limited or any successor  body thereto;

      "Market  Value"

      on any day, the middle market quotation of a Share as derived from the Daily Official List of the London Stock Exchange or any similar list in relation to any other recognised stock exchange on which the Shares are listed for that day or, if the Remuneration Committee determines, the average of the middle market quotations for the three immediately preceding Dealing Days;

      "Option"

      a right to acquire Shares granted (or to be granted) pursuant to this Scheme;


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      "Optionholder"

      an Eligible Employee or a former Eligible Employee (including his or her legal personal representatives, if appropriate) to whom a Subsisting Option has been granted under this Scheme and who remains entitled to exercise such Option;

      "Participating  Company"

      the Company and any member of the Group or any other  company which is for
      the  time  being  nominated  by  the   Remuneration   Committee  to  be  a
      Participating Company;

      "Relevant Share Option Scheme"

      the Scheme and any other share option scheme adopted by the Company or an Associated Company other than a savings-related share option scheme;

      "Remuneration  Committee"

      a duly authorised committee of the directors of the Company appointed for the purpose of the administration of the Scheme and the quorum for the transaction of business of the Remuneration Committee shall be 2 directors;

      "Scheme"

      the St. Quintin Holdings Limited 1999 Unapproved Share Option Scheme, as from time to time amended;

      "Share"

      an ordinary share in the capital of the Company or shares or stock in any Holding Company where Rule 9.1 applies;


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      "Subsidiary"

      any subsidiary of the Company within the meaning of section 736 of the Companies Act 1985 over which the Company has Control;

      "Subsisting Option"

      an Option which has neither lapsed nor been exercised;

      1.2   Interpretation

      References to any statutory provision are to that provision as amended or re-enacted from time to time, and, unless the context otherwise requires, words in the singular shall include the plural and vice versa, and words importing the masculine gender shall include all the genders.

2.    Grant of Options

      2.1 The Remuneration Committee may, if in its absolute discretion it thinks fit, grant Options free of charge to Eligible Employees at any time following the adoption of this Scheme provided that no Option may be granted to an Eligible Employee who is within two years of the age at which he is bound to retire in accordance with his contract of employment and on the grant of Options the Remuneration Committee may impose such conditions pursuant to Rule 4 as it sees fit.

      2.2 Each Eligible Employee to whom an Option is granted may by notice in writing within 30 days of the Date of Grant disclaim in whole or in part his rights under the Option in which event such Option (or part thereof, as the case may be) shall lapse and be treated for all purposes as never having been granted.


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      2.3   Subject  to  the  right  of  a  deceased   Optionholder's   personal
            representatives to exercise an Option in accordance with Rule 7.4, every Option shall be personal to the Optionholder to whom it is granted and shall not be capable of being transferred, assigned or charged.

3.    Option Certificates

      3.1 As soon as is practicable after having granted an Option to an Optionholder, the Remuneration Committee shall issue to him an Option Certificate under seal (or in such other manner as shall take effect as a Deed of the Company) in respect of such Option.

      3.2 The Option Certificate shall be in the form set out in the Appendix or such other form as the Remuneration Committee shall determine from time to time and shall state:-

            (a)   the Date of Grant of the Option;

            (b)   the number and class of Shares comprised in the Option;

            (c) the Acquisition Price payable for each Share comprised in the Option;

            (d) the period during which the Option may normally be exercised and any date or dates determined by the Remuneration Committee in accordance with Rule 4.2(a) upon which the Option is first exercisable in whole or in part and, where on any date only part is exercisable, the number of Shares in respect of which such partial exercise may be made;

            (e)   the last date by which an Exercise Notice can be given; and


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            (f)   if  applicable,  the  performance  targets or conditions to be satisfied as a condition of exercise of the Option in accordance with Rule 4.1 and shall be accompanied by the Exercise Notice.

4.    Conditions of exercise

      4.1 The exercise of an Option may be conditional upon the satisfaction of an objective performance condition to be set by the Remuneration Committee at the Date of Grant.

      4.2 Alternatively, or in addition to Rule 4.1, when granting an Option, the Remuneration Committee may, if in its absolute discretion it thinks fit:-

            (a) determine any date or dates between the Date of Grant and tenth anniversary of its Date of Grant on which the Option is first exercisable in whole or in part, and, where on any date only part is exercisable, the number of Shares in respect of which such partial exercise may be made and determine any date or dates between the Date of Grant and the tenth anniversary thereof when the Option shall lapse (in whole or in part); and/or

            (b) grant the Option subject to such further objective performance targets to be satisfied as a condition of exercise as it may in its discretion determine.

      4.3 If, after the Remuneration Committee has determined the objective performance criteria to be satisfied pursuant to this Rule 4, events occur which cause the Remuneration Committee to consider that any of the existing targets or conditions have become unfair or impractical, it may, in its discretion (provided such discretion is exercised fairly and reasonably) amend, relax or waive such targets or conditions

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            to the intent  that any targets or  conditions  which are amended or relaxed will be no more and no less difficult to satisfy than when they were originally imposed or last amended or relaxed (as the case may be).

      4.4 Without prejudice to any other condition imposed by the Remuneration Committee, the exercise of any Option granted under the Scheme shall be conditional upon the occurrence of a Company Acquisition.

5. Individual limits

      5.1 Following Listing, any Option granted to an Eligible Employee shall be limited and take effect so that no Option may be granted which would cause the aggregate Acquisition Price of the Shares comprised in the Options granted under this Scheme, when added to the aggregate Acquisition Price of all the Shares comprised in options granted to him under all Relevant Share Option Schemes during the preceding ten years (other than options which have been exercised or which have been disclaimed pursuant to Rule 2.2 or which were granted prior to Listing), to exceed or further exceed four times the total remuneration (excluding benefits in kind) expressed as an annual rate payable to him by the Participating Companies at that time.

      5.2 If an Option is inadvertently granted to an Eligible Employee which causes the limit in this Rule 5 to be exceeded the Option shall be limited and take effect such that this limit is not exceeded.

6.    Scheme  limits

      6.1 Following Listing, no Option shall be granted which at the Date of of Grant would result in the maximum number of Shares issued under and remaining issuable in


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            respect of rights granted under all employees' share schemes adopted by the Company or any other company when it is under the Control of the Company in the period of ten (10) years ending on that Date of Grant to exceed or further exceed thirty per cent (30%) of the Shares in issue on that Date of Grant.

      6.2   For the purpose of the limit contained in Rule 6.1:-

            (a)   any Shares comprised in an Option granted prior to Listing;

            (b) any Shares which are already in issue when placed under option; and

            (c) any Shares comprised in any Option which has lapsed shall be disregarded for the purpose of calculating the number of Shares under option.

7.    Rights of exercise  of Options

      7.1 Save as provided in Rules 7.3, 7.4 and Rule 9, an Option may not be exercised before whichever is the latest of:-

            (a) any date or dates which may have been specified in accordance with Rule 4.2(a); and

            (b) the date on which any performance conditions imposed pursuant to Rule 4.1 have been satisfied,

      and shall not in any event be exercised later than 5.00 pm on the business day immediately preceding the tenth anniversary of the Date of Grant.

      7.2 Notwithstanding Rules 7.4, 7.5, 7.6 and Rule 9, no Option may be exercised during the period of six months from the Date of Grant but shall thereafter become exercisable in accordance with the Rules of this Scheme.

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      7.3   Save as  provided in Rules 7.4,  7.5,  7.6 and Rule 9, an Option may only  be  exercised  by an  Optionholder  while  he  is an  Eligible
            Employee.

      7.4 A Subsisting Option may be exercised in whole or part, subject to the exercise conditions and vesting timetable contained in the appendix to the Option Certificate having been satisfied, by the legal personal representatives of a deceased Optionholder during the period of one year following the date of death in accordance with the rules of the Scheme (and any such Option shall lapse at the end of such period to the extent that it remains unexercised).

      7.5 A Subsisting Option may be exercised in whole or part, subject to the exercise conditions and vesting timetable contained in the appendix to the Option Certificate having been satisfied, by an Optionholder who has ceased to be employed by a Participating Company by reason of permanent disability during the period of one year from the date of such cessation of employment (and any such Option shall lapse at the end of such period to the extent that it remains unexercised).

      7.6 A Subsisting Option may be exercised, subject to the exercise conditions and vesting timetable contained in the appendix to the Option Certificate having been satisfied, by an Optionholder who has ceased to be employed by a Participating Company for any reason other than those stated in Rules 7.4 and 7.5 (except dismissal with cause, which expression shall include for the avoidance of doubt but without limitation dismissal for gross misconduct) at the discretion of the Remuneration Committee (and the Optionholder will be informed of any exercise of its discretion in his favour on ceasing employment) during the period of three months from the date of such


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            cessation of employment  (and any such Option shall lapse at the end of such  period to the extent that it remains  unexercised).

      7.7 An Option shall lapse on the occurrence of the earliest of the following:-

            (a) 5.00 pm on the business day immediately preceding the tenth anniversary of the Date of Grant; or

            (b) the third anniversary of the Date of Grant where no Company Acquisition has taken place in the three years following the Date of Grant; or

            (c) the expiry of the period (if any) allowed for the satisfaction of any performance condition imposed pursuant to Rule 4 without such condition having been satisfied; or

            (d) the date on which an Optionholder ceases to be an Eligible Employee of any Participating Company by reason of dismissal for cause or other cessation of employment under Rule 7.6 where the Remuneration Committee does not exercise its discretion in his favour; or

            (e)   the expiry of any period allowed for exercise under Rules 7.4,
                  7.5 or 7.6, if applicable; or

            (f) the date on which a resolution is passed, or an order is made by the Court, for the compulsory winding up of the Company; or

            (g) the date on which the Optionholder becomes bankrupt or does or omits to do anything as a result of which he is deprived of the legal or beneficial ownership of the Option.


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8.    Exercise of Options

      8.1 Save as otherwise provided in this Scheme, an Option shall be exercisable in whole or part by the Optionholder giving an Exercise Notice and a remittance for the aggregate of the Acquisition Price payable to the Company. The Exercise Notice shall be accompanied by the relevant Option Certificate.

      8.2 Within 30 days of receipt of the Exercise Notice, the appropriate remittance and the Option Certificate, the Remuneration Committee shall allot or procure the transfer of the Shares in respect of which the Option has been validly exercised and shall issue a definitive certificate in respect of the Shares allotted or transferred.

      8.3 Shares allotted under this Scheme shall rank pari passu in all respects with the Shares of the same class for the time being in issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of allotment, and in the case of a transfer of existing Shares the transferee shall not acquire any rights attaching to such Shares by reference to a record date prior to the date of such transfer.

      8.4   If and so long as the Shares are:-

            (i) listed on The London Stock Exchange, the Company shall apply to the Council of The London Stock Exchange for any Shares allotted under this Scheme to be admitted to the Official List; or

            (ii) traded on AIM, the Company shall apply for any Shares allotted under the Scheme to be so traded; or


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            (iii) are listed on any other recognized stock exchange, the Company shall apply to the governing body of such exchange for the Shares to be listed on such exchange.

      8.5 The exercise of any Option (in whole or in part) shall not be permitted unless the Remuneration Committee is satisfied at the relevant time that all conditions relating to such exercise pursuant to these Rules have been met and (if then applicable) that such exercise would not be in breach of any code of dealing adopted by the Company pursuant to the Model Code for Securities Transactions by Directors of Listed Companies published by The London Stock Exchange ("the Model Code") or if the Company has not adopted such a code, (so far as applicable) the Model Code or any other applicable laws or similar code of practice issued in relation to any other stock exchange on which the Shares comprised in an Option are listed at that time or any applicable laws affecting dealings in shares.

      8.6 If the Company or any employer of an Optionholder is liable to account for or deduct any tax, national insurance or other fiscal impositions or duties payable as a result of the exercise of an Option and the issue or transfer of shares by way of PAYE or otherwise from the salary or other earnings of the Optionholder in any relevant payment period and such salary or earnings are insufficient to meet all the liability due by the Company or such other employer, then the Optionholder shall be deemed to have appointed the Company as agent for the sale of such number of shares as may be required to be sold to satisfy the outstanding liability and, after paying such liabilities, the Company shall remit any balance remaining to the Optionholder.


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9.    Change of Control

      9.1 On a Company Acquisition the Remuneration Committee may in its discretion determine that Subsisting Options shall be satisfied by the allotment or the transfer of shares in the Holding Company and the Remuneration Committee may, in its absolute discretion alter the number of Shares comprised in a Subsisting Option and/or the Acquisition Price in such manner as it sees fit and the Subsisting Option shall become exercisable subject to the Rules of this Scheme and subject to any exercise conditions specified in the appendix to the Option Certificate.

      9.2 Rule 9.1 shall cease to apply following the first exercise by the Remuneration Committee of its discretion thereunder.

      9.3 Where Rule 9.1 applies to Options the Holding Company shall become the "Company" and the reference to "Shares" shall be construed as a reference to shares or stock in the Holding Company for all purposes of this Scheme.

10.   Variation of share capital

      10.1 In the event of any capitalisation issue, consolidation, sub-division or reduction of the share capital of the Company and in respect of any discount element in any rights issue or any other variation in the share capital of the Company taking place after the commencement of this Scheme, the number of Shares comprised in an Option and/or their Acquisition Price may be varied in such manner as the Remuneration Committee shall determine and (save in the event of a capitalisation issue) the Auditors shall confirm in writing to be in their opinion fair and reasonable, provided


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            that,  save as provided in Rules 10.2,  no  variation  shall be made which would result in the Acquisition Price for an allotted Share being less than its nominal value.

      10.2 Any adjustment made to the Acquisition Price of unissued Shares which would have the effect of reducing the Acquisition Price to less than the nominal value of the Share shall only be made if and to the extent that the Remuneration Committee is authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Acquisition Price. The Remuneration Committee may apply such sum in paying up such amount on such Shares so that on the exercise of any Option in respect of which such a reduction shall have been made, the Remuneration Committee shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

      10.3 The Remuneration Committee may take such steps as it considers necessary to notify Optionholders of any adjustment made under Rule
            10.1 and to call in, cancel, endorse, issue or re-issue any Option Certificate consequent upon such adjustment.

11.   Administration

      11.1 The Remuneration Committee shall have power from time to time to make and vary such regulations (not being inconsistent with this Scheme) for the implementation and administration of this Scheme as it thinks fit but shall not for the avoidance of doubt have the power to amend or vary Rule 4.4.


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      11.2  The  decision  of the  Remuneration  Committee  shall be  final  and binding in all matters relating to this Scheme (other than in the case of matters to be determined or confirmed by the Auditors in accordance with this Scheme).

      11.3 The costs of establishing and administering this Scheme shall be borne by the Company.

      11.4 The Company shall not be obliged to provide Eligible Employees or Optionholders with copies of any notices, circulars or other documents sent to shareholders of the Company.

12.   Amendments

      12.1 The Remuneration Committee may from time to time amend or waive any of these Rules by resolution provided that:-

            (a) no such alteration shall be made without the prior approval by 75% of the holders of the class of "A" ordinary shares in the Company except for any minor amendment or addition which the Remuneration Committee consider necessary or desirable in order to:-

                  (i)   benefit the administration of the Scheme; or

                  (ii) take account of the provisions of any proposed or existing legislation, statutory instrument, treasury order or similar non-statutory legislation or regulation; or

                  (iii) obtain or maintain  favourable tax,  exchange control or
                        regulatory    treatment   for   the   Company   or   any
                        Participating Company or any Optionholder

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



                  provided that such  amendments or additions do not affect Rule
                  4.4 of the Scheme; and

            (b) where any alteration would abrogate or adversely affect the rights of Optionholders in respect of Subsisting Options it shall not be effective unless such alteration is made:-

                  (i) with the consent in writing of the majority of the Optionholders holding Subsisting Options; or

                  (ii) by a resolution at a meeting of Optionholders by a majority of the Optionholders who attend and vote either in person or by proxy.

      12.2 The Remuneration Committee shall, as soon as reasonably practicable after making any alteration to the Rules of this Scheme, give written notice of all amendments to all Optionholders.

13.   General

      13.1 This Scheme shall commence upon the date of its adoption by the directors of the Company and shall (unless previously terminated by a resolution of the Remuneration Committee or an ordinary resolution of the Company in General Meeting) terminate upon the expiry of the period of ten years from the date of the adoption. Upon termination (howsoever occurring) no further Options may be granted but such termination shall be without prejudice to the subsisting rights and obligations of Optionholders in existence at the date thereof.

      13.2 The Company shall at all times keep available sufficient authorised and unissued Shares, or shall ensure that sufficient Shares will be available, to satisfy the exercise


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            to the full extent still possible of all Subsisting Options,  taking account of any other obligations of the Company to issue Shares.

      13.3  Notwithstanding any other provision of this Scheme:-

            (a) this Scheme shall not form part of any contract of employment between any Participating Company and any employee of any such company and the rights and obligations of any individual under the terms of his office or employment with any Participating Company shall not be affected by his participation in this Scheme or any right which he may have to participate in it and this Scheme shall afford such an individual no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason whatsoever; and

            (b) this Scheme shall not confer on any person any legal or equitable rights (other than those constituting the Options themselves) against any Participating Company directly or indirectly, or give rise to any cause of action at law or in equity against any Participating Company.

      13.4 Save as otherwise provided in this Scheme any notice or communication to be given by the Company to any Eligible Employee or Optionholder may be personally delivered or sent by ordinary post to his last known address and where a notice or communication is sent by post it shall be deemed to have been received 48 hours after the same was put into the post properly addressed and stamped. Share certificates and other communications sent by post will be sent at the risk of the Eligible Employee or Optionholder concerned and the Company shall have no liability whatsoever to any such person in respect of any notification, document, share certificate or other communication so given, sent or made.

      13.5 Any notice to be given to the Company shall be delivered or sent to the Company at its registered office and shall be effective upon receipt.

      13.6 This Scheme and all Options granted under it shall be governed by and construed in accordance with English law.

                                                                        APPENDIX

                        THE ST. QUINTIN HOLDINGS LIMITED
                       1999 UNAPPROVED SHARE OPTION SCHEME

                               OPTION CERTIFICATE

This is to certify that --------------------------------------------------------
is the holder of an Option to acquire ------------- Ordinary Shares having a nominal value of 1 pence each in St. Quintin Holdings Limited. The Acquisition Price shall be 80.18 pence per Ordinary Share.

This Option was granted on ------------------ 1999 under the Rules of The St. Quintin Holdings Limited 1999 Unapproved Share Option Scheme ("the Scheme").

The Option shall only be exercisable in the event of a Company Acquisition and is subject to the conditions of exercise set out in the Option Certificate Appendix and if no Company Acquisition has occurred within three years of the Date of Grant the Option shall lapse.

Upon satisfaction of the conditions of exercise, the Option may be exercised in whole or in part by completing the Exercise Notice overleaf.

This Option is not transferable and will lapse upon the occasion of a purported assignment, charge, disposal or other dealing with the rights conveyed by it in any other circumstances.

This Option shall not afford to the Optionholder any additional right to compensation on the termination of the Optionholder's employment which would not have existed had the Scheme not existed.

This Option Certificate and the Option Certificate Appendix are subject to all of the terms, conditions and provisions of the Scheme including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Scheme as may be adopted by the Remuneration Committee and as may be in effect from time to time. The Scheme is incorporated herein by reference. If and to the extent that the Option Certificate and the Option Certificate Appendix conflict or are inconsistent with the terms, conditions and provisions of the Scheme, the Scheme shall prevail and this Option Certificate and the Option Certificate Appendix shall be deemed to be modified accordingly.

Executed as a Deed and Delivered by St. Quintin Holdings Limited in accordance with Section 36A Companies Act 1985 under the hands of:-


 ....................................................
(Director/Secretary)


 ....................................................
(Director)

         THIS CERTIFICATE IS IMPORTANT AND SHOULD BE KEPT
                    WITH YOUR PERSONAL PAPERS.

Please Note: Should you wish to disclaim the Option which has been granted to you, please return this Option Certificate to the Company with your written notification within 30 days of the Date of Grant of this Option.

Certificate No .........................

                          ST. QUINTIN HOLDINGS LIMITED

                    RULES OF THE ST. QUINTIN HOLDINGS LIMITED
                       1999 UNAPPROVED SHARE OPTION SCHEME



                           OPTION CERTIFICATE APPENDIX
                   FOR THE GROUP "A" AND "B" SALARIED PARTNERS

1. In the event of a Company Acquisition the number of shares (S) over which a Subsisting Option may be exercised at any time shall be determined by reference to the formula below and shall be rounded up to the nearest whole number of shares:

      S = X x Y

      Where X = the number of shares on the face of the original Option Certificate

      and   Y =  the   relevant  percentage   determined   in   accordance  with
      paragraph 2 below.

2.    Y shall be determined in accordance with the following provisions:

      On or after                       but before

      the date of the Company           the 1st anniversary of                0%
      Acquisition                       the Company Acquisition

      the 1st anniversary of            the 2nd anniversary of            14.29%
      the Company Acquisition           the Company Acquisition

      the 2nd anniversary of            the 3rd anniversary of
      the Company Acquisition           the Company Acquisition           28.58%

      the 3rd anniversary of the        the 4th anniversary of the
      Company Acquisition               Company Acquisition               42.87%

      On or after                       but before

      the 4th anniversary of            the 5th anniversary of the
      the Company Acquisition           Company Acquisition               71.44%

       the 5th anniversary of
       the Company Acquisition                                              100%



                          ST. QUINTIN HOLDINGS LIMITED

                    RULES OF THE ST. QUINTIN HOLDINGS LIMITED
                       1999 UNAPPROVED SHARE OPTION SCHEME

                           OPTION CERTIFICATE APPENDIX
                   FOR THE GROUP "C" AND "D"SALARIED PARTNERS

1. In the event of a Company Acquisition the number of shares (S) over which a Subsisting Option may be exercised at any time shall be determined by reference to the formula below and shall be rounded up to the nearest whole number of shares:

      S =    X x Y

      Where  X = the   number of   share  on  the  face  of the original Option
      Certificate

      and    Y = the relevant percentage determined in accordance with paragraph
      2 below.

2.    Y shall be determined in accordance with the following provisions:

      On or after                       But before

      the date of the Company           The 1st anniversary of                0%
      Acquisition                       The Company Acquisition

      the 1st anniversary of            The 2nd anniversary of               25%
      the Company Acquisition           The Company Acquisition

      the 2nd anniversary of            The 3rd anniversary of
      the Company Acquisition           The Company Acquisition              50%

      the 3rd anniversary of the        The 4th anniversary of the
      Company Acquisition               Company Acquisition               66.67%

      the 4th anniversary of
      the Company Acquisition                                               100%

                          ST. QUINTIN HOLDINGS LIMITED

                    RULES OF THE ST. QUINTIN HOLDINGS LIMITED
                       1999 UNAPPROVED SHARE OPTION SCHEME

                           OPTION CERTIFICATE APPENDIX

          FOR THE GROUP "E" SALARIED PARTNERS & "A" AND "B" ASSOCIATES

1. In the event of a Company Acquisition the number of shares (S) over which a Subsisting Option may be exercised at any time shall be determined by reference to the formula below and shall be rounded up to the nearest whole number of shares:

      S = X x Y

      Where X = the    number   of  shares  on  the face of  the original Option
      Certificate

      and   Y = the relevant  percentage determined in accordance with paragraph
      2 below.

2.    Y shall be determined in accordance with the following provisions:

      On or after                       but before

      the date of the Company           the 1st anniversary of                0%
      Acquisition                       the Company Acquisition

      the 1st anniversary of            the 2nd anniversary of            33.33%
      the Company Acquisition           the Company Acquisition

      the 2nd anniversary of            the 3rd anniversary of
      the Company Acquisition           the Company Acquisition           66.67%

      the 3rd anniversary of
      the Company Acquisition                                               100%

                                 EXERCISE NOTICE

(Reverse side)

                     UNDER THE ST. QUINTIN HOLDINGS LIMITED
               1999 UNAPPROVED SHARE OPTION SCHEME ("the Scheme")

TO:   The Secretary
      St. Quintin Holdings Limited

From: ------------------------------------------------- (name in BLOCK CAPITALS)

(1) I hereby give notice to St. Quintin Holdings Limited that immediately upon your receipt of this Notice and the enclosed remittance I am exercising the Option, granted in the Option certificate overleaf, to acquire* ------------------------- Ordinary Shares of 1 pence each in St.Quintin Holdings Limited at the Acquisition Price stated overleaf.

(2) I enclose herewith a cheque drawn in favour of St. Quintin Holdings Limited crossed "A/c Payee" for(pound) ---------------------- being the amount payable in full for those shares.

(3) I acknowledge the appointment of St. Quintin Holdings Limited as my agent if the circumstances set out in Rule 8.6 of the Scheme Rules apply to the effect that it is authorised to sell such number of the shares acquired by this exercise of option as may be necessary to satisfy any liability to PAYE or other fiscal impositions or duties which St. Quintin Holdings Limited or my employer may be liable for as a result of the exercise of this Option and which may not be met out of my salary or other earnings and that following the sale of such number of shares as may be required to satisfy any PAYE liability or other fiscal impositions or duties payable that St. Quintin Holdings Limited or my employer will remit any balance to me.

(4) I certify that I am the personal representative of ----------------------- (deceased) in whose name the Option was granted. (Delete the whole if inapplicable)


      -------------------------              -------------------------
      Date                                   Signed

* Any partial exercise of the Option (except where such partial exercise completes the exercise of the Option) should be for no more than the number of shares determined by reference to the Option Certificate Appendix.